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                                                                      EXHIBIT 21

Active subsidiaries of the Company:

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
                                                                          State of
Subsidiary                            Additional d/b/a Names              Organization        Parent
------------------------------------- ----------------------------------- ------------------- --------------------------
Wallace Computer                      Tops, Colorforms, Retterbush and    Delaware            N/A
 Services, Inc.                       Sauer Label Corporation,
  ("Company")                         Continental Ribbon, Forms
                                      Engineering Company, Moran
                                      Printing, Klay Printing, Orlando
                                      Envelope, Good Decal Company, and
                                      Denver Graphics.
Wallace Integrated Graphics, Inc.     Baum Printing, Carpenter Reserve    Georgia             Company
                                      Printing, Craftsman; Graphic
                                      Print Services, Heritage Press,
                                      Hoechstetter Printing, IPD
                                      Printing & Distributing, Integrated
                                      Graphic Services, LithoPrint,
                                      Monroe Litho, Wetmore & Company,
                                      and Williams Printing Company.

     Commercial Press, Inc.           Commercial Instant Print            California          Wallace Integrated
                                                                                              Graphics, Inc.

     Graphic Direct, Inc.,                                                Illinois            Wallace Integrated
        Illinois                                                                              Graphics, Inc.
         Pearson 1, Inc.              Bruce Offset, Graphic Print &       Illinois            Graphic Direct, Inc.
                                      Fulfillment, Inc.

     Harvey Press, Inc.                                                   Louisiana           Wallace Integrated
                                                                                              Graphics, Inc.
     Presstar Printing Corporation    Wallace Integrated Graphics         Maryland            Wallace Integrated
                                                                                              Graphics, Inc.
     Metro Printing Incorporated                                          Minnesota           Wallace Integrated
                                                                                              Graphics, Inc.
     State Printing Company, Inc.                                         South Carolina      Wallace Integrated
                                                                                              Graphics, Inc.
     W.E. Andrews Co. Inc.                                                Georgia             Wallace Integrated
                                                                                              Graphics, Inc.
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Exhibit 21, Active Subsidiaries of the Company, Continued

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
   A.C. Scanning Inc.                                  Massachusetts  W.E. Andrews Co. Inc.
   W.E. Andrews Co., Inc. of                           Connecticut    W.E. Andrews Co. Inc.
        Connecticut

Visible Computer Supply, Inc.   Consolidated Business
                                Services               Illinois       Company
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